                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.55


                                 MEDIRISK(SM)


                 DATA LICENSE AND PRODUCT REMARKETER AGREEMENT


     THIS AGREEMENT is made and entered into the 31st day of December 1998, by and between MEDIRISK, INC., a Delaware corporation ("Licensor"), and WEBMD, INC., a Georgia corporation ("Licensee").


                             W I T N E S S E T H:

     WHEREAS, Licensor and/or its wholly-owned subsidiaries have developed one or more databases, the compilation and format of which are proprietary to Licensor and/or such subsidiaries, and which, among other things, (i) may be used to formulate reimbursement schedules for claims submitted to healthcare providers (or other providers of healthcare-related services) and/or to evaluate physician fee schedules or other physician reimbursement schedules; (ii) consist of demographic data, population-based models of the incidence of diseases by category, and estimates of the demand for healthcare services (e.g., inpatient, outpatient, physician services, etc.); (iii) consist of physician credentials information; and/or (iv) consist of the results of satisfaction surveys conducted with members of various managed care health plans with respect to such plans (collectively, the "Database"); and

     WHEREAS, Licensee markets information elated to hospitals, health plans, physicians and other healthcare providers by means of the Internet to its customers who have authorized access to its Internet site, and desires to utilize applicable portions of the Database (the "Data," as such term is more specifically defined below) in providing such services;

     WHEREAS, Licensor is willing to allow Licensee to so utilize the Data on the terms hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the mutual undertakings of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.0 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings given thereto:

     1.1 CAREDATA INFORMATION. The term "CareData Information" shall refer to that portion of the Data that consists of the results of satisfaction surveys conducted with members of various management care health plans with respect to such plans.

     1.2 DATA. The term "Data" shall collectively refer to those components of the Database listed on Exhibit "A" attached hereto.

     1.3 END-USER. The term "End-User" shall refer to any entity to which Licensee permits access to the Data for its own use and not for further licensing or redistribution.

     1.4 PRODUCTS. The term "Products" shall refer to all products being sold or licensed by Licensor or its subsidiaries on the date hereof, in the versions in which such items exist on the date hereof, including without limitation those set forth on Exhibit "B" attached hereto. The term "Products" shall not include service offerings of Licensor.

     1.5 PRODUCT CUSTOMERS. The term "Product Customers" shall refer to the end-users for those Products which have been licensed to such end-users pursuant to Licensee's remarketing efforts as set forth in Section 2.2(b) hereof.

2.0  LICENSE.

     2.1  GRANT OF LICENSE AND EXCLUSIVE USAGE RIGHTS.

          (a) Licensor hereby grants to Licensee a limited, nontransferable and, except as set forth herein, nonexclusive license to use the Data for the license fees and upon the terms hereinafter set forth.

          (b) Subject to any agreements in effect as of the date hereof between Licensor and parties other than Licensee pursuant to which such parties have rights to utilize, remarket and/or relicense the Data or portions thereof (including without limitation through any existing Internet-related distribution channels), Licensor agrees that during the term of this Agreement Licensor will neither (i) enter into arrangements with any other parties allowing them to incorporate the Data into their Internet-based services for their subscribers' inquiry purposes via the Internet, nor (ii) enter into arrangements with any third parties who offer Internet-related distribution channels to market the Products through such parties or channels; provided, however, that such restriction shall not prohibit Licensor from (y) directly marketing or otherwise making available the Data and/or its products and services on the Internet, or (z) allowing references or "hotlinks" on third-party Web sites to Licensor's Web site(s) for such products or services.

          (c) Solely with respect to the immediately preceding clause (i), the term "Data" shall not include Licensor's physician credentials information, and, for purposes of both the immediately preceding clause (ii) and Section 2.2(b) below, Licensor's products therein referred to shall not include Licensor's physician credentials products.

     2.2  SCOPE OF LICENSE.

          (a) LICENSE OF DATA. Licensee may incorporate the Data into Licensee's restricted-access Internet-based services solely for its paying and/or otherwise qualified subscribers' inquiry purposes via the Internet. Licensee may also incorporate the CareData Information into Licensee's non-restricted access Internet-based services for its patrons' inquiry purposes via the Internet. Licensee further understands and agrees that neither it nor any End-User may otherwise rent, sublicense, lease, sell, loan or otherwise transfer to any third party any of the Data, and may not use the Data for purposes of credential verification to satisfy independent accreditation requirements. Upon Licensee becoming aware of any such violations by an End-User (whether on its own accord or after being notified of such violation by Licensor), Licensee shall, at its own cost, take all reasonable steps (including, if necessary, seeking injunctive relief) to cure such violations as soon as practicable and, provided that Licensee does perform such obligations, Licensee shall not be liable to Licensor for monetary damages resulting from such violations. Nothing herein shall be deemed to convey to Licensee any copyright, trademark or other proprietary rights with respect to the Data.

     (b) REMARKETING OF PRODUCTS. Licensee may remarket the Products for license solely through its Internet-related distribution channels. The price at which Licensee makes Products available to third parties via its Internet distribution methods shall be subject to prior written agreement with Licensor. Any licenses for such Products shall be entered into between Licensor and the customer therefor, provided that Licensee shall be entitled to receive a commission for such remarketing efforts as more particularly set forth in Section 4.1(b) hereof. Subject to the exceptions set forth in Section 2.1(b) and 2.1(c) above, with respect to Licensor's future product offerings, Licensor shall first offer to Licensee the right to be the exclusive Internet-related remarketer of such future products through Licensee's Internet-related distribution channels upon terms mutually acceptable to Licensor and Licensee.

2.3 DUTY NOT TO DISCLOSE. Except as necessary to effect the incorporation of the Data into Licensee's products and/or remarket the Products as set forth above, Licensee understands and agrees that it and its employees and agents may not distribute, copy, duplicate, or otherwise disseminate or reproduce any of the Data. Notwithstanding the foregoing, Licensee may make up to two (2) back-up copies of the Data for archival purposes only, provided that all such copies of the Data include all copyright and proprietary notices that appear in or on the original Data received from Licensor.

2.4 ASSIGNMENT. Licensee may not assign, transfer, sell, donate, pledge as security, license or sublicense this Agreement or any of its rights or obligations hereunder, in whole or in part, without the prior written consent of Licensor.

2.5 SURVIVABILITY OF CERTAIN OBLIGATIONS. The obligations of Licensee under Sections 2.3 and 2.4 hereof shall survive and remain binding upon Licensee after the termination of this Agreement.

2.6 PROTECTION OF LICENSOR. Licensee acknowledges that Licensor will not be entering into any direct contractual relationship with any End-User with respect to the access to the Data contemplated hereunder, and that the only documentation which an End-User will be entering into with respect to such End-User's access to, and permitted usage of, the Data will be the agreement between End-User and Licensee concerning the relationship in question (collectively, an "End-User Agreement"). Licensee further acknowledges that in order for Licensor to have the benefit of those provisions herein granting or reserving rights to Licensor (including without limitation those provisions concerning scope of license, duties of nondisclosure, assignment, survivability, limitation and disclaimer of warranties, remedies, limitations of liability, taxes, termination, force majeure, choice of law and attorneys' fees), Licensee will have to incorporate substantially similar provisions into the End-User Agreement with each End-User. Accordingly, Licensee agrees that (i) it shall incorporate such substantially similar provisions into each End-User Agreement, (ii) Licensor shall have no direct liability to any End-User under this Agreement or any End-User Agreement, and (iii) Licensee shall indemnify, defend and hold harmless Licensor from any claim asserted, or liability alleged, by any End-User against Licensor with respect to this Agreement or any End-User Agreement. The parties acknowledge and agree that an End-User Agreement does not have to be in executed documentary form, but may be in the form of an on-line "click" agreement or other applicable interactive format, so that each End-User is required to confirm acceptance of such terms and conditions before obtaining access to any Data, by clicking or keying in such confirmation.

2.7 SOURCE ACKNOWLEDGMENT. Licensee shall ensure that the following language appears in a conspicuous location on the web site from which the Data will be accessible by End-Users:

     "Information available at this site pertaining to healthcare fees and reimbursement, demographic data, population-based models of the incidence of diseases by category, estimates of the demand for healthcare services, physician credentialing and verification-related data, and the results of satisfaction surveys conducted with members of various managed care health plans with respect to such plans, is proprietary to Medirisk, Inc., and is made available to you under separate agreement with Medirisk, which retains and reserves all applicable rights of any type with respect to such data, including without limitation all copyright, trademark and other proprietary rights with respect thereto. Such data may not be used by you for purposes of credential verification to satisfy independent accreditation requirements (e.g., JCAHO or NCQA). WebMD has selected Medirisk as a preferred provider of such types of information."

On any Web site from which Licensee permits access to the Data, Licensee shall also appropriately identify the components of the Data as to their respective sources (by name of Licensor's applicable division or subsidiary, such as Healthdemographics or Care Data Reports) and age.

     2.8 PRIMARY CONTENT PROVIDER. With respect to those Internet products of Licensee referred to in Section 2.2 hereof, and any replacements thereof, Licensee agrees that Licensor shall be a preferred provider to Licensee of information of the type contained in the Data. Licensee shall identify Licensor to Licensee's customers as a preferred provider of such information to Licensee in Licensee's applicable marketing materials and as set forth in Section 2.7 hereof.

3.0  TERM AND TERMINATION.

     3.1 TERM. Unless earlier terminated as set forth in Section 10.0 hereof, this Agreement shall have a term commencing upon the data first set forth above and expiring 30 June 2000, without the requirement of any further notice of expiration .

     3.2 RETURN OF LICENSED ITEMS. Upon the expiration of this Agreement, or earlier termination hereof for any reason, Licensee shall return all Data (including all copies thereof) to Licensor within ten (10) days after the date of expiration or termination, without further notice or request from Licensor. In lieu thereof, Licensor will accept from Licensee its written certification that all such items have been destroyed and that Licensee does not retain any of such materials or copies thereof; in such event, such certification for such End-User Agreement shall be made upon the expiration or earlier termination of such End-User Agreement.

4.0  FEES AND OTHER PAYMENTS.

     4.1  FEES.

          (a) LICENSE FEES. Licensee agrees to pay to Licensor the license and other fees for the exclusive usage rights set forth herein, the items licensed hereunder as set forth in Exhibit "C" attached hereto. Such obligation to pay shall be independent of Licensee being paid for services by any pertinent End-User.

          (b) PAYMENTS FOR PRODUCT REMARKETING. As additional consideration to Licensee for remarketing Products as set forth in Section 2.2(b) above, Licensee shall receive commissions equal to *** (***%) percent of the total first year's license fees actually collected by Licensor from the Product Customers in the aggregate on a term-quarterly basis. Commissions shall be payable in arrears within forty-five (45) days after the close of each term-quarter hereof.


     4.2 SHIPPING CHARGES. In the event that electronic transmission of the Data to Licensee is not feasible, Licensor shall ship the Data to Licensee at no additional charge for standard delivery (i.e., second-day express delivery). Whenever possible, Licensee requests for nonstandard delivery will be honored, but Licensee shall be invoiced for the costs of such nonstandard delivery.

________________
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

     4.3 TAXES. Any sales or excise tax due on the provision of the items licensed hereunder to Licensee (and, as between Licensors and Licensee, data sublicensed to End-Users by Licensee) shall be the sole responsibility of the Licensee.

5.0 LIMITED WARRANTY AND REMEDIES. Licensor warrants that it either owns the Data, has secured any licenses or other rights necessary to grant Licensee the license to use the Data as set forth herein, and/or that the information contained in the Data (but not the compilation methodology or format thereof) is part of the public domain. Licensor shall defend any action, suit or proceeding brought against Licensee or any of its officers, directors or employees based on a claim that the Data or any access thereto permitted hereunder infringes any proprietary rights of any third party (including without limitation any patent, copyright or trade secret) provided Licensor is promptly notified by Licensee of the action, is given authority to handle any such claim and is given information and assistance at Licensor's expense for the defense of such action. If the Data or any component or part or portion thereof is by competent judicial or administrative authority held to infringe the proprietary rights of any third party, Licensor shall, at its sole option and expense, (i) replace or modify the Data and any component or part or portion thereof to abate the infringement,
(ii) procure for the benefit of Licensee from the holders of such proprietary rights infringed or alleged to be infringed, the right to continue use of the Data and any component or part or portion thereof, or (iii) reimburse to Licensee a prorated portion of the License Fees with respect thereto paid by the Licensee to Licensor under this Agreement, based upon straight-line depreciation and an assumed life (solely for purposes of this Section) equal to twelve (12) months. Licensor shall also pay all damages and costs finally awarded against Licensee, if any, arising out of such action. Licensor does not warrant that the Data will be error-free. Licensor's sole liability, and Licensee's (and End-User's) sole remedy regarding defective Data is, at Licensor's sole election, to either: (i) replace defective Data at no charge to Licensee, provided that Licensee returns such Data to Licensor within ninety (90) days of receipt of the Data by Licensee with proof of the date of original receipt of such Data by Licensee; or (ii) return to Licensee the License Fee for the defective Data. Licensor shall have no responsibility or liability whatsoever for any loss or damage caused by errors in the Data or by delay in replacing defective Data.

6.0 DISCLAIMER OF CERTAIN WARRANTIES. Licensee recognizes and acknowledges that the information contained in the Data is collected from sources believed to be reliable, and that, although Licensor believes the information to be accurate, and except as otherwise herein specifically set forth, Licensor MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY TYPE CONCERNING THE DATA, ITS CONSTITUENT PARTS OR ANY OTHER PRODUCTS OR SERVICES OFFERED HEREUNDER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.0 LIMITATION OF LIABILITIES. Except for the defense and indemnification obligation set forth in Section 5.0 hereof, in no event shall Licensor' liability for any damages to Licensee, regardless of the form of action, exceed the fee paid by Licensee hereunder. Under no circumstances shall Licensor be liable for incidental, consequential, special or exemplary damages of any kind, or for lost profits arising out of the use or inability to use the Data, even if such damages were foreseeable at the time of execution of this Agreement.

8.0 DELIVERY AND FORMAT OF LICENSED ITEMS. Licensor will compile and deliver the Data to Licensee by 31 December 1998. The standard format for the Data shall be tab-delimited ASCII. The standard transmission medium shall be an online download of the Data directly to Licensee; provided, however, that if such method of transmission is not feasible, the form of transmission shall be by CD-ROM or other medium as necessary, shipped as set forth in Section 4.2 above.

9.0 CERTAIN DUTIES OF LICENSEE. Licensee and/or End-Users are responsible for securing all hardware and software necessary to use the Data in Licensee's and/or End-Users' respective environments. Licensee represents and agrees that its and End-Users' use of the Data shall be in accord with all restrictions and limitations set forth in this Agreement.

10.0 DEFAULT. In the event of a material breach of this Agreement by Licensee (or of an applicable material breach by an End-User of its End-User Agreement), and the failure of such party to remedy such breach within sixty (60) days after written notice thereof from Licensor (or Licensee, as the case may be), the licenses granted hereunder to Licensee with respect to the Data in question (and the corresponding End-User Agreement) shall immediately terminate upon further written notice by Licensor to such party. In the event of a material breach of this Agreement by Licensor, and the failure of Licensor to remedy such breach within sixty (60) days after written notice thereof from Licensee, Licensee may immediately terminate this Agreement upon written notice to Licensor.

11.0 GENERAL.

     11.1 REFERENCES. Titles and paragraph headings herein are for reference purposes only. This Agreement contains the entire agreement of both parties hereto, and supersedes any and all previous oral and written communications and agreements with respect to the subject matter hereof. This Agreement shall not be modified or amended without the written consent of both parties hereto. In the event of any conflict between the terms and conditions of this Agreement and any other writing of Licensee, the terms of this Agreement shall control.

     11.2 WAIVER. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof and no waiver shall be effective unless made in writing. In the event that any provisions of this Agreement shall be held invalid or otherwise unenforceable, such provision shall be severed and the remaining provisions of this Agreement shall continue in full force.

     11.3 NOTICE. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by either party to the other party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier so long as a receipt or confirmation of delivery is obtained), sent by Federal

Express or other recognized overnight delivery service, mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile transmission (followed by delivery of the original of such document), addressed as set forth below. Either party hereto may designate by notice, in the manner herein above provided, a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile transmission) the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

11.4 FORCE MAJEURE. If Licensor is unable to perform any of its obligations hereunder, or Licensee is unable to enjoy a benefit hereunder (including without limitation loss of or failure to provide the Data or Documentation), due to any event beyond the reasonable control of Licensor, including without limitation weather and all other Acts of God, war, fire, heat, cold, explosion, flood, power or telephone failures, acts or omissions of any government or agency thereof, compliance with requirements, rules, regulations or orders of any governmental authority or instrumentality thereof, labor difficulty, supplier failure or delay, civil disorder, or breakdown or malfunction of machinery, transportation facilities or other equipment of any nature, then Licensor' performance shall be excused for the pendency of such event, but Licensor shall use its best efforts to limit the duration of any such delay.

11.5 GOVERNING LAW. This Agreement is entered into in, and shall be governed by and construed under, the laws of the State of Georgia, without regard to its conflict of law rules.

11.6 ATTORNEYS' FEES. If any sums due and owing under this Agreement are collected by or with the assistance of legal counsel, or if any party brings suit of any type against another arising from this Agreement and prevails in such action, then the losing party shall be liable to the prevailing party, and shall promptly remit to the prevailing party upon demand, all of the prevailing party's reasonable costs and expenses incurred with respect thereto, including without limitation court costs and reasonable attorneys' fees.

11.7 INDEPENDENT CONTRACTOR. The relationship between the parties established in this Agreement shall be solely that of independent contractors and does not designate either party as the agent, legal representative, partner or joint venturer of the other party for any purpose whatsoever. Neither party is granted any right to create any obligation or responsibility or make representations, express or implied, on behalf of or in the name of the other party or to bind the other party in any matter or thing whatsoever.

11.8 BINDING AGREEMENT. This Agreement shall be binding upon Licensor and its assigns, and Licensee and its permitted successors and assigns.

11.9 AMA REQUIREMENTS. Licensee understands and acknowledges that Licensee's Use of Current Procedural Terminology ("CPT," as that term is used and copyrighted by the American Medical Association ("AMA")) as incorporated in that portion of the Data which may be used to formulate reimbursement schedules for claims submitted to healthcare providers (or other providers of healthcare-related services) and/or to evaluate physician fee schedules or other physician reimbursement schedules (collectively, the "CPT Data") is subject to the following restrictions imposed by the AMA: (i) the license to Licensee to use CPT as incorporated in the CPT Data is nontransferable and nonexclusive, and is for the sole purpose of use within the United States; (ii) the CPT Data is not to be used in performing medical diagnostic functions, setting treatment procedures or substituting for the medical judgment of a physician, or licensed from the AMA and Medirisk to do so, (iii) Licensee may not create derivative works based upon CPT, and (iv) Licensee must comply with the requirements of the Uniform Commercial Code. The AMA disclaims any and all liability relating to CPT as incorporated in the CPT Data, including liability for the sequence, accuracy and completeness of data contained in CPT. The AMA does not warrant that the data contained in CPT will meet Licensee's requirements, or that the use of the CPT Data will be uninterrupted or without error. In no event shall the AMA be liable to Licensee for special, incidental, direct and/or consequential damages, including lost profits in connection with CPT. The AMA's entire liability and warranty with respect to CPT is limited to reasonable efforts by Medirisk to correct a defect in CPT as set forth in the CPT Data or to furnish a replacement of the CPT Data with corrected CPT within a reasonable period of time. Use of CPT in any public computer-based information system or bulletin board (such as the Internet) is prohibited. Licensee shall ensure (a) that anyone with authorized access to the CPT Data understands and complies with the provisions of this Section 11.9 and (b) that language setting forth the substantive portions of this Section 11.9 appears in a conspicuous location in any End-User Agreement itself and on the restricted-access Web site of Licensee from which the Data will be accessible by End-Users.

     IN WITNESS WHEREOF, the parties have hereto set their hands under seal on the dates indicated, effective as of the date first set forth above.


MEDIRISK, INC.                                WEBMD, INC.


By:  /s/ Kenneth M. Goins, Jr.                By:  /s/ W. Michael Heekin
   -----------------------------------            ----------------------------
     KENNETH M. GOINS, JR.                                    (Signature)
     President and Chief Operating Officer

                                              NAME:  W. Michael Heekin
                                                   ---------------------------

                                              TITLE:  Executive Vice President
                                                   ---------------------------

DATE:  December 31, 1998                      DATE:  December 31, 1998

Notice Address:                               Notice Address:

Medirisk, Inc.                                WebMD, Inc.
Suite 400                                     400 The Lenox Building
Two Piedmont Center                           3399 Peachtree Road, N.E.
3565 Piedmont Road                            Atlanta, Georgia 30326
Atlanta, Georgia 30305-1502

Facsimile:  (404) 364-6703                    Facsimile:  (404) 479-7651

Attention:  Contracts Administration          Attention:  President

                                  EXHIBIT "A"

                 COMPONENTS OF THE DATABASE COMPRISING THE DATA

-------------------------------------------------------------------------------------------------------------------------------
   MEDIRISK BUSINESS UNIT            DATA SET DESCRIPTION                  DATA AGE             DATA CHARACTERISTICS
   ----------------------            --------------------                  --------             --------------------
-------------------------------------------------------------------------------------------------------------------------------
Reimbursement Solutions              MEDIRISK(SM) Physician Fee Database   12 Months    35 medical specialties; 50 CPT codes
                                                                                          per specialty; 287 geographically
                                                                                          defined markets; 6 benchmark fee levels
-------------------------------------------------------------------------------------------------------------------------------
Healthdemographics, Inc.             Utilization Database                  12 Months    HealthPacs (19) with data grouped by
                                                                                          product/service line; geographically
                                                                                          defined by county
-------------------------------------------------------------------------------------------------------------------------------
CareData Reports, Inc.               Member Satisfaction Rankings          12 Months    Survey results; rankings for health
                                                                                          plan members' satisfaction for 26
                                                                                          metropolitan markets; commercial
                                                                                          populations
-------------------------------------------------------------------------------------------------------------------------------
Sweetwater Health Enterprises, Inc.  Physician Credentials Information     12 Months    700,000 physicians; data elements;
                                                                                          provider demographics, licensure
                                                                                          education, training, hospital
                                                                                          affiliation, board certifications and
                                                                                          office information
-------------------------------------------------------------------------------------------------------------------------------

Licensor's subsidiary Medirisk of Missouri, Inc., which does business as PracticeMatch, also maintains a Web-enabled product that allows healthcare providers to submit curriculum vitae for inclusion in the PracticeMatch(R) proprietary database that is targeted for use by hospital in-house physician recruiters. While this database is not part of the Data, Licensor will allow Licensee to place a "hotlink" on its Web-site(s) allowing Licensee' subscribers direct access to such data collection product to enable them to more easily provide such information.

                                  EXHIBIT "B"

                                    PRODUCTS

Market Performance Products
---------------------------

 .  CareData Reports' health plan member satisfaction surveys
 .  CareData Reports' disease-specific studies
 .  Healthdemographics' HealthPac(TM) data sets (19)
 .  Healthdemographics' Avenir(TM) analytical and mapping tool
 .  Reimbursement Solutions' CPT-4 fee and utilization databases
 .  Reimbursement Solutions' analytical tools for capitation modeling
 . Reimbursement Solutions' workers' compensation database and AUTOMEDSM database

Clinical Performance Products
-----------------------------

 .  Clinical outcomes measurement reports for general rehabilitation, orthopedics, and ambulatory surgery
 . Successful Solutions' comparative outcomes reports for hospitals . Successful Solutions' coding compliance tools
 .  Successful Solutions' physician profiling reports

Physician Credentials Products
------------------------------

 .  Sweetwater's Physician Database
 .  Sweetwater's Sweet-Q(TM) and Luci(TM) credentialing and quality management software
 .  PracticeMatch(R) Physician Recruiting Database

                                  EXHIBIT "C"

                                  LICENSE FEES


Licensee shall pay to Licensor a License Fee of ($) Dollars for the term of this Agreement.

The License Fee shall be payable in five (5) installments of $ each, due and payable on the following respective dates: 8 January 1999, 15 March 1999, 15 June 1999, 15 September 1999 and 15 December 1999.

In connection with any obligation of Licensor to pay royalties to the AMA with respect to an End-User's usage of CPT Data, Licensee covenants and agrees as follows:

 . Licensee will put limitations in place in its Internet-based services so that no End-User will be able to access more than ***(***) CPT Codes through Licensee in any calendar year.

 . With respect to any fees or charges payable to Licensee by End-Users for access to Licensee's Internet-based services, the portion thereof which is allocable to an End-User's right to access the Data shall not exceed *** ($***) Dollars per month.

Solely with respect to such End-User usage of CPT Data, Licensor shall have the right to have its internal or independent auditors audit the pertinent records of Licensee, and Licensee shall provide access to such records upon reasonable notice to Licensee. Except as set for below, such audit shall be conducted at the sole cost of Licensor. In the event that such audit reveals an overage in the permitted level of access to CPT Codes hereunder by more than *** (***) End-Users, then Licensee shall reimburse Licensor for any royalties payable by Licensor to the AMA with respect to each such End-User in excess of *** which exceeds the access level permitted hereunder (not to exceed $*** per End-User), as well as the out-of-pocket fees and costs of such audit. The right of Licensor to receive additional renumeration under this provision shall be in addition to any other rights which it may have and does not constitute a limitation on any other remedies which Licensor may have hereunder or at law.

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*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.